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                                                                      EXHIBIT 15



November 7, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated November 4, 2002 on our review of interim financial information of Baxter International Inc. (the Company) as of and for the period ended September 30, 2002 included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812,
33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019,
333-71553, 333-80403, 333-88257, 333-48906 and 333-62820), on Form S-3 (Nos.
33-5044, 33-23450, 33-27505, 33-31388, 33-49820, 333-19025, 333-94889,
333-38564, 333-54014, 333-67772 and 333-82988) and on Form S-4 (Nos. 33-808,
33-15357, 33-53937, 333-21327, 333-47927, 333-36670 and 333-84454).

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois